Exhibit 10.3

SOLIDION TECHNOLOGY, INC.

WAIVER TO THE SECURITIES PURCHASE AGREEMENT

This waiver (this “Waiver”) to the Securities Purchase Agreement, dated as of August 30, 2024, by and between Solidion Technology, Inc., a Delaware corporation (the “Company”) and the purchasers from time to time party thereto, as amended by the Amendment to the Securities Purchase Agreement, dated as of October 21, 2025, by and among the Company, Bayside Project LLC and Madison Bond LLC (together, the “Agreement”), is entered into by and among the Company, Bayside Project LLC and Madison Bond LLC (the “Investors”), as of June 7, 2026 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Section 1 Conditional Agreement to Waive Rights.

(a) Subject to the conditions set forth in Section 1(b) below, effective as of the Effective Date, the parties to this Waiver consent to and waive any provision of the Agreement, solely to the limited extent necessary to permit and effectuate the Offering (as described below), including, but not limited to, restrictions, pre-emptive anti-dilution rights and notice obligations pursuant to Section 4(t) of the Agreement, that would otherwise prohibit or restrict any party to the Agreement from participating in the offering and sale of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and immediately exercisable pre-funded warrants, dated on or about the Effective Date, to purchase shares of Common Stock (the “Offering”), in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated under such Act..

(b) The waivers and consents set forth in Section 1(a) are subject to the following conditions:

(i) Sunset and Reversion. This Waiver shall automatically terminate and be of no further force or effect upon the earliest of (a) the closing of the Offering, (b) written termination or withdrawal of the Offering by the Company, or (c) ninety (90) days following the Effective Date. Upon termination, all rights, remedies, protections, and obligations of the parties under the Agreement shall automatically be reinstated in full without further action by any party.

(ii) Reservation of Rights. Except solely as expressly waived herein with respect to the Offering, the Investors expressly retain all rights, preferences, powers, remedies, and protections under the Agreement, at law, and in equity, including without limitation voting rights, governance rights, and remedies for breach.

Section 2 Governing Law. The corporate law of the State of New York will govern all issues and questions concerning the relative rights of the Company and its equityholders pursuant to this Waiver.

Section 3  Effect on Agreement. Except as set forth herein, all other terms and conditions of the Agreement are unaffected hereby and remain in full force and effect.

Section 4 Counterparts. This Waiver may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.

Section 5 Entire Agreement. Except as otherwise provided herein, this Waiver and the Agreement contain the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Waiver to the Securities Purchase Agreement as of the date first written above.

Solidion Technology, Inc.

By:	/s/ Jaymes Winters
Name:	Jaymes Winters
Title:	Chief Executive Officer

[Signature Page to Waiver of Securities Purchase Agreement – Project Shadow]

IN WITNESS WHEREOF, the parties have executed this Waiver to the Securities Purchase Agreement as of the date first written above.

BAYSIDE PROJECT LLC:

By:	/s/ Henry Ikezi
Name:	Henry Ikezi
Title:	Manager

MADISON BOND LLC

By:	FUN Investment Homes, LLC, its Manager

By:	/s/ Henry Ikezi
Name:	Henry Ikezi
Title:	Manager

[Signature Page to Waiver of Securities Purchase Agreement – Project Shadow]